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                                                          EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                     R&B Falcon Corporation
                                                          901 Threadneedle
                                                          Suite 200
                                                          Houston, Texas 77079


            R&B FALCON CORPORATION ANNOUNCES RESULTS OF TENDER OFFER
                               FOR PREFERRED STOCK

         November 30, 2000, Houston, Texas -- R&B Falcon Corporation (the "Company") announced that a total of 369,307.049 shares, out of a total of 369,343.099 outstanding shares, of its 13-7/8% Senior Cumulative Redeemable Preferred Stock have been tendered in the cash tender offer by the Company for such Preferred Stock. The tender offer, which commenced on October 27, 2000, expired at 5:00 p.m. (Eastern Time) on Wednesday, November 29, 2000. The Company has accepted all of the tendered shares under the terms of the tender offer. The settlement date for payment of the tender offer price of $1,300 per share will be Friday, December 1, 2000. The remaining 36.050 shares of Preferred Stock that were not tendered in the tender offer will be redeemed on December 15, 2000 at a price of $1,156.09 per share.